EXHIBIT 10.23

ZELTIQ AESTHETICS, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

May 26, 2010

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		Page
8.1	Severability	24
8.2	Specific Performance	24
8.3	Governing Law	24
8.4	Notices	24
8.5	Complete Agreement; Beneficiaries	24
8.6	Amendments and Waivers	25
8.7	Votes of Primary Preferred Investors	25
8.8	Pronouns	25
8.9	Counterparts; Facsimile Signatures	25
8.10	Section Headings and References	25

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ZELTIQ AESTHETICS, INC.

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Agreement dated as of May 26, 2010, is entered into by and among Zeltiq Aesthetics, Inc., a Delaware corporation (the “Company”), and the individuals and entities listed on Exhibit A attached hereto (the “Preferred Stockholders”).

Recitals

WHEREAS, the individuals and entities designated on Exhibit A attached hereto as Purchasers (the “Purchasers”) are purchasing, concurrently herewith, certain shares of capital stock of the Company pursuant to the Series D Convertible Preferred Stock Purchase Agreement of even date herewith (the “Series D Purchase Agreement”);

WHEREAS, this Agreement amends and restates that certain Second Amended and Restated Investor Rights Agreement dated April 18, 2008, as amended on January 14, 2009, by and among the Company and the other parties thereto (the “Prior Agreement”); and

WHEREAS, the parties desire to provide for certain arrangements with respect to (i) the registration of shares of capital stock of the Company under the Securities Act (as defined below), (ii) certain Preferred Stockholders’ right of first refusal with respect to certain issuances of securities of the Company, and (iii) certain covenants of the Company; and

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliated Party” means, with respect to any person or entity, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such person or entity, including, without limitation, any general partner, officer or director of such person or entity and, in the case any Preferred Stockholder, any venture capital fund now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, such Preferred Stockholder.

“Available Undersubscription Amount” means the difference between the total of all of the Basic Amounts available for purchase by Qualified Persons pursuant to Section 4.1 and the Basic Amounts subscribed for pursuant to Section 4.1.

“Basic Amount” means, with respect to a Qualified Person, its pro rata portion of the Offered Securities determined by multiplying the number of Offered Securities by a fraction, the numerator of which is the aggregate number of shares of Common Stock (including shares of Common Stock issuable upon conversion of all Shares) then held by such Qualified Person and the denominator of which is the total number of shares of Common Stock then outstanding (giving effect to the conversion into Common Stock of all outstanding shares of convertible preferred stock).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, $.001 par value per share, of the Company.

“Company” has the meaning ascribed to it in the introductory paragraph hereto.

“Company Sale” means: (a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) a Company Subsidiary is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except in the case of either clause (i) or (ii) any such merger or consolidation involving the Company or a Company Subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock which represent, immediately following such merger or consolidation, more than 50% by voting power of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or a Company Subsidiary of all or substantially all the assets of the Company and the Company Subsidiaries taken as a whole (except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned Company Subsidiary); or (c) the sale or transfer, in a single transaction or series of related transactions, by the stockholders of the Company of more than 50% by voting power of the then-outstanding capital stock of the Company to any person or entity or group of affiliated persons or entities.

“Company Subsidiary” means any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Company (or another Company Subsidiary) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

“Confidential Information” means any information that is labeled as confidential, proprietary or secret which a Preferred Stockholder obtains from the Company pursuant to financial statements, reports and other materials provided by the Company to such Preferred Stockholder pursuant to this Agreement or pursuant to visitation or inspection rights granted hereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Indemnified Party” means a party entitled to indemnification pursuant to Section 3.5.

“Indemnifying Party” means a party obligated to provide indemnification pursuant to Section 3.5.

“Initial Public Offering” means the initial underwritten public offering of shares of Common Stock pursuant to an effective Registration Statement.

“Initiating Holders” means the Preferred Stockholders initiating a request for registration pursuant to Section 3.1 (a) or 3.1 (b), as the case may be.

“Notice of Acceptance” means a written notice from a Preferred Stockholder to the Company containing the information specified in Section 4.1 (b).

“Offer” means a written notice of any proposed or intended issuance, sale or exchange of Offered Securities containing the information specified in Section 4.1(a).

“Offered Securities” has the meaning ascribed to it in Section 4.1(a).

“Other Holders” means holders of securities of the Company (other than Preferred Stockholders) who are entitled, by contract with the Company, to have securities included in a Registration Statement.

“Preferred Stockholders” has the meaning ascribed to it in the introductory paragraph hereto.

“Primary Preferred Investors” means each of Advanced Technology Ventures VII, L.P. (“ATV”), Frazier Healthcare V, L.P. (“Frazier”), Venrock Associates V, L.P. (“Venrock”) and Aisling Capital III, LP (“Aisling”), provided that if any Primary Preferred Investor (in each case, together with their Affiliated Parties) ceases to hold at least fifty percent (50%) of the Series D Preferred purchased pursuant to the Series D Purchase Agreement such party shall no longer be deemed to be a Primary Preferred Investor and provided further that with respect to any vote of the Primary Preferred Investors, each Primary Preferred Investor shall be deemed to have one vote.

“Prior Agreement” has the meaning ascribed to it in the introductory paragraph hereto.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchaser” has the meaning ascribed to it in the introductory paragraph hereto.

“Qualified Person” means a Preferred Stockholder that is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

“Refused Securities” means those Offered Securities as to which a Notice of Acceptance has not been given by the Qualified Persons pursuant to Section 4.1.

“Registrable Shares” means (a) the shares of Common Stock issued or issuable upon conversion of the Shares, (b) any other shares of Common Stock, and any shares of Common Stock issued or issuable upon the conversion or exercise of any other securities, acquired by the Preferred Stockholders pursuant to Section 4 of this Agreement, (c) any shares of Common Stock issuable or issued upon exercise of the warrant to purchase shares of the Company’s Series C Preferred Stock issued to Silicon Valley Bank (“SVB”) in connection with the Growth Capital Line Referenced in the Loan and Security Agreement between the Company and SVB dated on or about January 14, 2009 (provided that such shares shall only be deemed to be Registrable Shares for the purposes of Section 3 of this Agreement) and (d) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (i) upon any sale pursuant to a Registration Statement or Rule 144 under the Securities Act; or (ii) in relation to any Preferred Stockholder, at such time, following an Initial Public Offering, as all such shares held by such Preferred Stockholder are eligible for resale in a single transaction (and are not subject to any volume or similar restrictions) under Rule 144 under the Securities Act. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Shares even if such conversion has not been effected.

“Registration Expenses” means all expenses incurred by the Company in complying with the provisions of Section 3, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the fees and expenses of one counsel selected by the Selling Stockholders to represent the Selling Stockholders, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Selling Stockholders’ own counsel (other than the counsel selected to represent all Selling Stockholders).

“Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

“Securities” means (a) any shares of the Company’s Common Stock, (b) any other equity securities of the Company, including, without limitation, shares of preferred stock, (c) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (d) any debt securities convertible into capital stock of the Company.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Selling Stockholder” means any Preferred Stockholder owning Registrable Shares included in a Registration Statement.

“Series D Purchase Agreement” has the meaning ascribed to it in the recitals hereto.

“Shares” means shares of the Company’s Series A Convertible Preferred Stock, $.01 par value per share, shares of the Company’s Series B Convertible Preferred Stock, $.01 par value per share, shares of the Company’s Series C Convertible Preferred Stock, $.01 par value per share, shares of the Company’s Series D-l Convertible Preferred Stock, $.01 par value per share and shares of the Company’s Series D-2 Convertible Preferred Stock, $.01 par value per share.

“Undersubscription Amount” means, with respect to a Qualified Person, any additional portion of the Offered Securities attributable to the Basic Amounts of other Qualified Persons as such Qualified Person indicates it will purchase or acquire should the other Qualified Persons subscribe for less than their Basic Amounts.

2. Restrictions on Transfer of Shares.

2.1 Restricted Shares. “Restricted Shares” means (a) the Shares, (b) the shares of Common Stock issued or issuable upon conversion of the Shares, (c) any shares of capital stock of the Company acquired by the Preferred Stockholders pursuant to this Agreement, and (d) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale without restriction (with respect to time, volume or otherwise) under Rule 144 under the Securities Act.

2.2 Requirements for Transfer.

(a) Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

(b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (A)(i) a transfer by a Preferred Stockholder to an Affiliated Party of such Preferred Stockholder, (ii) a transfer by a Preferred Stockholder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, or (iii) a transfer by a Preferred Stockholder which is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member; provided that the transferee in the case of each of (i), (ii), and (iii) agrees in writing to be subject to the terms of this Section 2 to the same extent as if it were the original Preferred Stockholder hereunder, or (B) a transfer made in accordance with Rule 144 under the Securities Act.

2.3 Legends. Each certificate representing Restricted Shares shall bear legends substantially in the following form:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

The foregoing legends shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144 under the Securities Act.

2.4 Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor subject to reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Preferred Stockholder, provide in writing to such Preferred Stockholder and to any prospective transferee of any Restricted Shares of such Preferred Stockholder the information concerning the Company described in Rule 144A(d)(4) under the Securities Act (“Rule 144A Information”). The Company also shall, upon the written request of any Preferred Stockholder, cooperate with and assist such Preferred Stockholder or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Restricted Shares for trading through PORTAL. The Company’s obligations under this Section 2.4 shall at all times be contingent upon receipt from the prospective transferee of Restricted Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Restricted Shares.

3. Registration Rights.

3.1 Required Registrations.

(a) At any time after the earlier of (i) the third anniversary of the date of this Agreement and (ii) six month anniversary of the Initial Public Offering, a Preferred Stockholder or Preferred Stockholders holding in the aggregate at least a majority of the Registrable Shares then outstanding may request, in writing, that the Company effect the registration on Form S-l (or any successor form) of Registrable Shares owned by such Preferred Stockholder or Preferred Stockholders having an aggregate value of at least $5,000,000 (based on the market price or fair value on the date of such request).

(b) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Preferred Stockholder or Preferred Stockholders holding Registrable Shares may request, in writing, that the Company effect the registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate value of at least $1,000,000 (based on the public market price on the date of such request).

(c) Upon receipt of any request for registration pursuant to this Section 3, the Company shall promptly give written notice of such proposed registration to all other Preferred Stockholders. Such Preferred Stockholders shall have the right, by giving written notice to the Company within 30 days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Preferred Stockholders may request in such notice of election, subject in the case of an underwritten offering to the terms of Section 3.1(d). Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration on an appropriate registration form of all Registrable Shares which the Company has been requested to so register; provided, however, that in the case of a registration requested under Section 3.1(b), the Company will only be obligated to effect such registration on Form S-3 (or any successor form).

(d) If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3.1(a) or (b), as the case may be, and the Company shall include such information in its written notice referred to in Section 3.1(c). In such event, (i) the right of any other Preferred Stockholder to include its Registrable Shares in such registration pursuant to Section 3.1(a) or (b), as the case may be, shall be conditioned upon such other Preferred Stockholder’s participation in such underwriting on the terms set forth herein, and (ii) all Preferred Stockholders including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters managing the offering; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Preferred Stockholders materially greater than the obligations of the Preferred Stockholders pursuant to Section 3.5 (and in no event shall such obligations exceed an amount equal to the net proceeds to such Preferred Stockholder of Registrable Shares sold in connection with the applicable registration). The Initiating Holders shall have the right to select the managing underwriter(s) for any underwritten offering requested pursuant to Section 3.1(a) or (b), subject to the approval of the Company, which approval will not be unreasonably withheld, conditioned or delayed. If any Preferred Stockholder who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such Preferred Stockholder may elect, by written notice to the Company, to withdraw its Registrable Shares from such Registration Statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Shares to be included in the Registration Statement and underwriting shall be allocated among all Preferred Stockholders requesting registration in proportion, as nearly as practicable, to the respective number of Registrable Shares held by them on the date of the request for registration made by the Initiating Holders pursuant to Section 3.1(a) or (b), as the case may be. If any Preferred Stockholder would thus be entitled to include more Registrable Shares than such Preferred Stockholder requested to be registered, the excess shall be allocated among other requesting Preferred Stockholders pro rata in the manner described in the preceding sentence.

(e) The Company shall not be required to effect more than two registrations pursuant to Section 3.1(a). In addition, the Company shall not be required to effect any registration within 12 months after the effective date of another Registration Statement. For purposes of this Section 3.1(e), a Registration Statement shall not be counted until such time as such Registration Statement has been declared effective by the Commission (unless the Initiating Holders withdraw their request for such registration, other than as a result of information concerning the business or financial condition of the Company which is made known to the Preferred Stockholders after the date on which such registration was requested, and elect not to pay the Registration Expenses therefor pursuant to Section 3.4). For purposes of this Section 3.1(e), a Registration Statement shall not be counted if, as a result of an exercise of the underwriter’s cut-back provisions, less than 50% of the total number of Registrable Shares that Preferred Stockholders have requested to be included in such Registration Statement are so included.

(f) If at the time of any request to register Registrable Shares by Initiating Holders pursuant to this Section 3.1, the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of 30 days from the date of such request, such right to delay a request to be exercised by the Company not more than once in any 12-month period.

3.2 Incidental Registration.

(a) Whenever the Company proposes to file a Registration Statement (other than a Registration Statement filed pursuant to Section 3.1), at any time and from time to time, it will, prior to such filing, give written notice to all Preferred Stockholders of its intention to do so. Upon the written request of a Preferred Stockholder or Preferred Stockholders given within 20 days after the Company provides such notice, the Company shall use its best efforts to include in such registration all Registrable Shares which the Company has been requested by such Preferred Stockholder or Preferred Stockholders to so include; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3.2 without obligation to any Preferred Stockholder.

(b) If the registration for which the Company gives notice pursuant to Section 3.2(a) is a registered public offering involving an underwriting, the Company shall so advise the Preferred Stockholders as a part of the written notice given pursuant to Section 3.2(a). In such event, (i) the right of any Preferred Stockholder to include its Registrable Shares in such registration pursuant to this Section 3.2 shall be conditioned upon such Preferred Stockholder’s participation in such underwriting on the terms set forth herein and (ii) all Preferred Stockholders including Registrable Shares in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the

Company. If any Preferred Stockholder who has requested inclusion of its Registrable Shares in such registration as provided above disapproves of the terms of the underwriting, such person may elect, by written notice to the Company, to withdraw its shares from such Registration Statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter from the following persons in the following order:

(i) first, from officers or directors of the Company and Other Holders on a pro-rata basis (other than Registrable Shares, if any, held by them as a Preferred Stockholder);

(ii) then, to the extent a further limitation is deemed necessary by the managing underwriter, from the Preferred Stockholders on a pro-rata basis based on the number of Registrable Shares held by such persons (provided, however, that the holders of Registrable Shares shall not be reduced below twenty percent (20%) of the securities included in such registration, unless the registration is the Company’s IPO); and

(iii) then, to the extent a further limitation is deemed necessary by the managing underwriter, the Company.

(c) Notwithstanding the foregoing, the Company shall not be required, pursuant to this Section 3.2, to include any Registrable Shares in a Registration Statement (other than in the Initial Public Offering) if such Registrable Shares are eligible for resale in a single transaction (and are not subject to any volume or similar restrictions) under Rule 144 under the Securities Act.

3.3 Registration Procedures.

(a) If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

(i) file with the Commission a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to become effective as soon as possible;

(ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for 12 months from the effective date or such lesser period until all such Registrable Shares are sold;

(iii) as expeditiously as possible furnish to each Selling Stockholder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Stockholder;

(iv) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Stockholders; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to amend its Certificate of Incorporation or By-laws in a manner that the Board of Directors of the Company determines is inadvisable;

(v) as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(vi) promptly provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement;

(vii) promptly make available for inspection by the Selling Stockholders, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Stockholders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(viii) notify each Selling Stockholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

(ix) as expeditiously as possible following the effectiveness of such Registration Statement, notify each seller of such Registrable Shares of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

(b) If the Company has delivered a Prospectus to the Selling Stockholders and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Selling Stockholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.

(c) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Selling Stockholders to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Stockholder has received copies of a supplemented or amended Prospectus or until such Selling Stockholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 3.3(c) to suspend sales of Registrable Shares for a period in excess of 30 days consecutively or 60 days in any 3 65-day period.

3.4 Allocation of Expenses. The Company will pay all Registration Expenses for all registrations under this Agreement; provided, however, that if a registration under Section 3.1 is withdrawn at the request of the Initiating Holders (other than as a result of information concerning the business or financial condition of the Company which is made known to the Selling Stockholders after the date on which such registration was requested) and if the Initiating Holders elect not to have such registration counted as a registration requested under Section 3.1, the Selling Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration.

3.5 Indemnification and Contribution.

(a) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Stockholder, each underwriter of such Registrable Shares, and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering contemplated thereby; and the Company will reimburse such Selling Stockholder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Selling Stockholder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such Selling Stockholder, underwriter or controlling person specifically for use in the preparation thereof.

(b) In the event of any registration of any of the Registrable Shares under the Securities Act pursuant to this Agreement, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon and in conformity with information relating to such Selling Stockholder furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of a Selling Stockholder hereunder shall be limited to an amount equal to the net proceeds to such Selling Stockholder of Registrable Shares sold in connection with such registration.

(c) Each Indemnified Party shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3.5 except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if the Indemnified Party reasonably concludes that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 3.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Selling Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Selling Stockholders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 3.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 3.5(d), (i) in no case shall any one Selling Stockholder be liable or responsible for any amount in excess of the net proceeds received by such Selling Stockholder from the offering of Registrable Shares and (ii) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 3.5(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 3.5(d). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(e) The rights and obligations of the Company and the Selling Stockholders under this Section 3.5 shall survive the termination of this Agreement.

3.6 Other Matters with Respect to Underwritten Offerings. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 3.1, the Company agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering; (b) use its best efforts to cause its legal counsel to render customary opinions to the underwriters with respect to the Registration Statement; and (c) use its best efforts to cause its independent public accounting firm to issue customary “cold comfort letters” to the underwriters with respect to the Registration Statement.

3.7 Information by Holder. Each holder of Registrable Shares included in any registration shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

3.8 “Lock-Up” Agreement; Confidentiality of Notices. Each Preferred Stockholder, if requested by the Company and the managing underwriter of the Initial Public Offering, shall not sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company (excluding securities acquired in the Initial Public Offering or in the public market after such offering) held by such Preferred Stockholder for a period of 180 days (subject to extension as may be required to comply with Rule 2711 of the National Association of Securities Dealers, Inc. (or any successor rule thereto) but not exceeding 17 days) following the effective date of the Registration Statement for the Initial Public Offering; provided, that all stockholders of the Company then holding at least 1% of the outstanding Common Stock (on an as-converted basis) and all officers and directors of the Company enter into similar agreements. Notwithstanding anything to the contrary in this Section 3.8, in the event there is any release from such lock-up restrictions, at any time or from time to time during the lock-up period, of more than 20,000 Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) held by any Preferred Stockholder (or the Common Stock issuable upon conversion of such Shares) subject to such restrictions, each other Preferred Stockholder may sell, transfer or otherwise dispose of an equal percentage of such Preferred Stockholder’s Shares (or Common Stock issuable upon conversion of such Shares) originally subject to the such lock-up restrictions.

The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of such 180-day period.

Any Preferred Stockholder receiving any written notice from the Company regarding the Company’s plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

3.9 Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of Preferred Stockholders holding at least a majority of the Registrable Shares then held by all Preferred Stockholders, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which grants such holder or prospective holder rights to include securities of the Company in any Registration Statement, unless (a) such rights to include securities in a registration initiated by the Company or by Preferred Stockholders are not more favorable than the rights granted to Other Holders under Section 3.2, and (b) no rights are granted to initiate a registration, other than registration pursuant to a registration statement on Form S-3 (or its successor) in which Preferred Stockholders are entitled to include Registrable Shares on a pro rata basis with such holders based on the number of shares of Common Stock (on an as-converted basis) owned by Preferred Stockholders and such holders.

3.10 Rule 144 Requirements. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:

(a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

(b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to any holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

3.11 Termination. All of the Company’s obligations to register Registrable Shares under Sections 3.1 and 3.2 shall terminate upon the earliest of (a) five (5) years after the closing of the Initial Public Offering, (b) the date on which no Preferred Stockholder holds any Registrable Shares or (c) a Company Sale.

4. Right of First Offer, Right of Refusal and Co-Sale Right.

4.1 Rights of Preferred Stockholders to Acquire Offered Securities.

(a) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Securities, unless in each such case the Company shall have first complied with this Section 4.1. The Company shall deliver to each Preferred Stockholder an Offer, which shall (i) identify and describe the Securities to be issued, sold or exchanged, or reserved or set aside for issuance, sale or exchange (the “Offered Securities”), (ii) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (iii) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (iv) offer to issue and sell to or exchange with such Preferred Stockholder that is a Qualified Person (A) such Qualified Person’s Basic Amount and (B) such Qualified Person’s Undersubscription Amount. Notwithstanding anything to the contrary in this Section 4.1, after delivery of the Offer, the Company may issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, that portion of the Offered Securities not subject to the rights of any Qualified Person under this Section 4.1 to the offerees or purchasers described in the Offer and upon the terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer without first complying with the terms of this Section 4.1, provided that the Company permits each Qualified Person to purchase the number of Offered Securities that such Qualified Person is entitled to purchase pursuant to this Section 4.1 on substantially the same terms (and at the lowest unit price, purchase price per security and interest rate) as the Company sold the Offered Securities in the initial transaction, within 10 days after the Company receives a timely Notice of Acceptance from such Qualified Person.

(b) To accept an Offer, in whole or in part, a Qualified Person must deliver to the Company, on or prior to the date 30 days after the date of delivery of the Offer, a Notice of Acceptance providing a representation letter certifying that such Qualified Person is an accredited investor within the meaning of Rule 501 under the Securities Act and indicating the portion of the Qualified Person’s Basic Amount that such Qualified Person elects to purchase and, if such Qualified Person shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such Qualified Person elects to purchase. If the Basic Amounts subscribed for by all Qualified Persons are less than the total of all of the Basic Amounts available for purchase, then each Qualified Person who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the Available Undersubscription Amount, each Qualified Person who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Qualified Person bears to the total Undersubscription Amounts subscribed for by all Qualified Persons, subject to rounding by the Board of Directors to the extent it deems reasonably necessary.

(c) The Company shall have 90 days from the expiration of the period set forth in Section 4.1(b) to issue, sell or exchange all or any part of the Refused Securities, but only to the offerees or purchasers described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer, provided that in no event shall each of the unit price, purchase price per security and interest rate at which the Refused Securities are issued, sold or exchanged be lower than the unit price, purchase price per security and interest rate, respectively, at which Offered Securities are issued, sold or exchanged to Qualified Persons.

(d) In the event the Company shall propose to sell less than all the Refused Securities, then each Qualified Person may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Qualified Person elected to purchase pursuant to Section 4.1(b) multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Qualified Persons pursuant to Section 4.1(b) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Qualified Person so elects to reduce the number or amount of Offered Securities specified in its Notice of

Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Qualified Persons in accordance with Section 4.1(a).

(e) Upon (i) the closing of the issuance, sale or exchange of all or less than all of the Refused Securities or (ii) such other date agreed to by the Company and Qualified Persons who have subscribed for a majority of the Offered Securities subscribed for by the Qualified Persons, such Qualified Person shall acquire from the Company and the Company shall issue to such Qualified Person, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.1(d) if any of the Qualified Persons has so elected, upon the terms and conditions specified in the Offer.

(f) The purchase by the Qualified Persons of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Qualified Persons of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Qualified Persons and their respective counsel.

(g) Any Offered Securities not acquired by the Qualified Persons or other persons in accordance with Section 4.1(c) may not be issued, sold or exchanged until they are again offered to the Qualified Persons under the procedures specified in this Agreement.

(h) The rights of the Qualified Persons under this Section 4.1 shall not apply to:

(i) the issuance of any shares of Common Stock as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

(ii) the issuance of any shares of Common Stock upon conversion of shares of convertible preferred stock;

(iii) the issuance of shares of Common Stock issued or issuable to employees, directors or officers of, or consultants to, the Company or any Company Subsidiary pursuant to any plan, agreement or arrangement approved by the Board of Directors of the Company including a majority of the Preferred Directors (as defined in the Company’s Certificate of Incorporation);

(iv) the issuance of securities solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any Company Subsidiary of all or substantially all of the stock or assets of any other entity;

(v) the issuance of shares of Common Stock by the Company in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act;

(vi) the issuance of shares of Series D Convertible Preferred stock pursuant to the terms of the Series D Purchase Agreement;

(vii) the issuance of shares of Common Stock, or the grant of options or warrants therefor, in connection with any present or future borrowing, line of credit, leasing or similar financing arrangement, or partnering or other strategic transaction, approved by the Board of Directors of the Company including a majority of the Preferred Directors; or

(viii) the issuance of shares of Common Stock or Preferred Stock, or the grant of options or warrants therefor, specifically exempted from the application of this provision and approved by the Board of Directors of the Company including a majority of the Preferred Directors.

4.2 Right of Refusal and Co-Sale Right.

(a) The Company and the Preferred Stockholders agree that, in the event any Preferred Stockholder has any right of refusal or co-sale right in connection with any sale, assignment, transfer, pledge, hypothecation or other disposition of any shares of Common Stock, such right are hereby assigned by the Preferred Stockholders possessing such rights to all other Preferred Stockholders, including the Purchasers, so that all Preferred Stockholders shall have equal rights of refusal and co-sale rights (on a pro rata basis in accordance with the number of shares of Preferred Stock held by each Preferred Stockholder on an as-converted basis) in connection with such sale, assignment, transfer, pledge, hypothecation or other disposition of shares of Common Stock. Pursuant to this Section 4.2, the Company and the Preferred Stockholders agree that, as of the date hereof, each Preferred Stockholder shall be deemed an “Investor” (as defined in Section 4(c) of the Company’s Form of Incentive Stock Option Agreement, and Form of Nonstatutory Stock Option Agreement, Granted Under 2005 Stock Incentive Plan) under all stock option agreements (whether effective as of or after the date hereof) related to the Company’s 2005 Stock Incentive Plan.

(b) In the event that after the date of this Agreement, the Company issues shares of Common Stock, or options to purchase Common Stock, to any employee or consultant, which shares or options would collectively constitute with respect to such employee or consultant (taking into account all shares of Common Stock, options and other purchase rights held by such employee or consultant) one percent (1%) or more of the Company’s then outstanding Common Stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised or converted), the Company shall, as a condition to such issuance, cause such employee or consultant to execute an agreement grating the Preferred Stockholders right of first refusal and co-sale rights with substantially similar terms as set forth in Section 4.2(a) above.

4.3 Termination. This Section 4 shall terminate upon the earlier of the closing of a Company Sale or the closing of an Initial Public Offering.

5. Covenants.

5.1 Affirmative Covenants. Subject to Section 5.10, so long as any Shares are outstanding the Company covenants and agrees that it will perform and observe the following covenants and provisions and will cause each Company Subsidiary to perform and observe such of the following covenants and provisions as are applicable to such Company Subsidiary:

(a) Payment of Taxes and Trade Debt. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims, which, if unpaid, might become a lien or charge upon any properties of the Company or a Company Subsidiary, other than those which are being contested in good faith if the Company shall have set aside on its books and shall have provided, in accordance with United States generally accepted accounting principles, adequate reserves with respect thereto; and pay in conformity with customary trade terms, all lease obligations, all trade debt, and all other indebtedness incident to its operations, except such as are being contested in good faith if the Company shall have set aside on its books and shall have provided, in accordance with United States generally accepted accounting principles, appropriate reserves with respect thereto.

(b) Maintenance of Insurance. Maintain with responsible and reputable insurance companies or associations, insurance in such amounts and covering such risks as the Company reasonably deems advisable. Maintain adequate levels of directors and officers liability, employment practices liability, and product liability insurance payable to the Company as beneficiary, as determined by the Board of Directors. As of the date hereof, the Company has $3,000,000 of directors and officers liability insurance in place. The Company will, within 180 days of the Initial Closing (as defined in the Series D Purchase Agreement) use commercially reasonable efforts to increase its directors and officers liability coverage to $5,000,000.

(c) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, unless the failure to so qualify does not and will not have a material and adverse effect on the business, operations or financial condition of the Company; and preserve and maintain all material licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it as are reasonably necessary or advisable for it to conduct its business.

(d) Compliance with Laws. Comply with all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect its business or condition, financial or otherwise, except non-compliance being contested in good faith through appropriate proceedings so long as the Company shall have set up and funded sufficient reserves, if any, required under United States generally accepted accounting principles with respect to such items.

(e) Keeping of Records and Books of Account. Keep adequate records and books of account, in which complete entries will be made in accordance with United States generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection within its business shall be made.

(f) Maintenance of Properties, etc. Maintain and preserve all of its properties that the Company reasonably deems necessary or useful in the proper conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and comply with the provisions of all material leases to which it is a party or under which it occupies property so as to prevent any material loss or forfeiture thereof or thereunder.

5.2 Inspection. The Company shall permit each Preferred Stockholder, or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested; provided, however, that the Company shall not be obligated pursuant to this Section 5.2 to provide access to any information which it reasonably considers to be a trade secret.

5.3 Financial Statements and Other Information.

(a) The Company shall deliver to each Preferred Stockholder owning not less than 500,000 Shares (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of this Agreement):

(i) within 120 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with United States generally accepted accounting principles consistently applied; and

(ii) within 45 days after the end of each fiscal quarter of the Company (other than the fourth quarter), an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter;

(iii) within 30 days after the end of each month (other than the last month of any fiscal quarter), an unaudited balance sheet of the Company as at the end of such month and unaudited statements of income and of cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company’s projected financial statements for the corresponding periods for the current fiscal year;

(iv) as soon as available, but in any event no later than 30 days prior to the commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year;

(v) such other notices, information and data with respect to the Company as the Company delivers to the holders of its capital stock at the same time it delivers such items to such holders; and

(vi) with reasonable promptness, such other information and data as such Preferred Stockholder may from time to time reasonably request.

(b) The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clause (ii) and clause (iii) of paragraph (a) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with United States generally accepted accounting principles consistently applied (except as noted) and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby.

5.4 Material Changes and Litigation. The Company shall promptly notify any Preferred Stockholder owning not less than 500,000 Shares (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of this Agreement) of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the best of the Company’s knowledge, threatened against the Company, or against any officer, director, key employee or principal stockholder of the Company which, if adversely determined, would have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company.

5.5 Agreements with Employees. The Company shall require (i) all persons now or hereafter employed by the Company and (ii) all independent contractors utilized by the Company who have access to confidential or proprietary information of the Company to enter into non-disclosure and assignment of inventions agreements in a form approved by the Board of Directors and shall require all persons now or hereafter employed by the Company to enter into non-solicitation agreements in a form approved by the Board of Directors.

5.6 Board of Directors.

(a) The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

(b) The Board of Directors shall meet at least six times per year unless otherwise agreed by a majority vote (as determined under the Certificate of Incorporation of the Company, as amended from time to time) of the Board of Directors, including a majority of the Preferred Directors.

(c) At all times from and after the date hereof, the Company shall provide each director and their respective Affiliated Parties with indemnification to the fullest extent permitted under the laws of the Company’s state of incorporation.

(d) At all times from and after the date hereof, so long as Aisling has the right to designate a director, the director designated by Aisling shall have the right to be a member of any compensation, transaction or pricing committee of the Board of Directors.

5.7 Related Party Transactions.

(a) The Company shall not enter into any agreement with any stockholder, officer or director of the Company, or any “affiliate” of such persons (as such term is defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, without a majority vote (as determined under the Certificate of Incorporation of the Company, as amended from time to time) of the Board of Directors having no interest in such agreement or arrangement.

(b) The approval of the Board of Directors of the Company by a majority vote (as determined under the Certificate of Incorporation of the Company, as amended from time to time) of directors who are not employees of the Company, shall be required to (i) establish or increase the compensation of executive officers of the Company or (ii) grant stock options to any officer of the Company.

5.8 Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.

5.9 International Investment and Trade in Services Survey Act. The Company shall use its best efforts to file on a timely basis all reports required to be filed by it under 22 U.S.C. Section 3104, or any similar statute, relating to a foreign person’s direct or indirect investment in the Company.

5.10 Board Observer. For so long as Aisling or its Affiliated Parties holds at least ten percent (10%) of the Shares purchased by Aisling pursuant to the Series D Purchase Agreement (as adjusted for any stock splits, stock dividends, reclassifications, recapitalizations or similar events), the Company shall allow one person designated by Aisling (the “Observer”) to attend all meetings of the Board in a non-voting observer capacity and in connection therewith, the Company shall give such Observer copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board members; provided, however, that the Company reserves the right to exclude such Observer from access to any material or meeting or portion thereof if the Company or the Board believes that such exclusion is reasonably necessary (a) to preserve the attorney-client privilege, (b) to protect highly confidential and proprietary information or (c) to prevent any conflict of interest with regard to the Company, on the one hand, and the Observer or Aisling, on the other hand. The Observer shall agree to hold in confidence all information so received or obtained during such meetings.

5.11 Termination of Covenants. All covenants of the Company contained in this Section 5 shall terminate upon the earlier of the closing of a Company Sale or the closing of an Initial Public Offering; provided, however, that Aisling may earlier terminate any of its rights under this Section 5 at any time by giving written notice to the Company.

6. Confidentiality. Each Preferred Stockholder agrees that he, she or it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any Confidential Information, unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 6 by such Preferred Stockholder), (b) is or has been independently developed or conceived by the Preferred Stockholder without use of the Company’s Confidential Information or (c) is or has been made known or disclosed to the Preferred Stockholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Preferred Stockholder may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Preferred Stockholder as long as such prospective purchaser agrees to be bound by the provisions of this Section 6, (iii) to any Affiliated Party of such Preferred Stockholder, provided that such party is obligated not to disclose, divulge or use any Confidential Information to the same extent as the Preferred Stockholders, or (iv) as may otherwise be required by law, provided that the Preferred Stockholder takes reasonable steps to minimize the extent of any such required disclosure. Notwithstanding the foregoing, such information shall not be deemed confidential for the purpose of enforcing this Agreement.

7. Transfers of Rights; Calculation of Share Numbers.

7.1 Transfer of Rights. This Agreement, and the rights and obligations of each Preferred Stockholder hereunder, may be assigned by such Preferred Stockholder to (a) any person or entity to which at least 500,000 Shares (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of this Agreement) are transferred by such Preferred Stockholder, or (b) to any Affiliated Party of such Preferred Stockholder, and, in each case, such transferee shall be deemed a “Preferred Stockholder” for purposes of this Agreement; provided that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement. Notwithstanding the foregoing, any person or entity to which any Shares or Registrable Shares are transferred by a Preferred Stockholder, whether voluntarily or by operation of law, shall be bound by the obligations under Section 3.8 to the same extent as if such transferee were a Preferred Stockholder hereunder and no Preferred Stockholder shall transfer any Shares or Registrable Shares unless the transferee provides a written instrument to the Company notifying the Company of such transfer and agreeing in writing to be bound by the terms of Section 3.8.

7.2 Calculation of Share Numbers. In determining the number of Shares owned by a Preferred Stockholder for purposes of exercising rights under this Agreement, (a) Shares owned by a Preferred Stockholder shall be deemed to include Shares which have been converted into Common Stock so long as such Common Stock is owned by such Preferred Stockholder and (b) all Shares held by Affiliated Parties shall be aggregated together (provided that no shares shall be attributed to more than one entity or person within any such group of Affiliated Parties).

8. General.

8.1 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

8.2 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Preferred Stockholder shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to the conflicts of law provisions thereof.

8.4 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company, at Zeltiq Aesthetics, Inc., 4698 Willow Road, Pleasanton, CA 94588, Attn: President, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025, Attn: Michael W. Hall, Esq.; or

If to a Preferred Stockholder, at its address set forth on Exhibit A, or at such other address as may have been furnished in writing by such Preferred Stockholder to the other parties hereto, with a copy to McDermott Will & Emery LLP, 340 Madison Avenue, New York, NY 10173, Attention: Todd A. Finger, Esq.; or

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 8.4.

8.5 Complete Agreement; Beneficiaries. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

8.6 Amendments and Waivers.

(a) This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived, with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and at least sixty percent (60%) of the Preferred Stock (including at least a majority of the Primary Preferred Investors); provided that any amendment, termination or waiver to the terms of Section 3 (or a defined term used therein) that occurs after the closing of the Initial Public Offering shall instead require the written consent of the Company and Preferred Stockholders holding Registrable Shares representing at least a majority of the voting power of all Registrable Shares then held by all Preferred Stockholders.

(b) Notwithstanding the foregoing subsection (a), this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Preferred Stockholder without the written consent of such Preferred Stockholder unless such amendment, termination or waiver applies to all Preferred Stockholders in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Qualified Persons in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Qualified Persons may nonetheless, by agreement with the Company, purchase securities in such transaction).

(c) The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 8.6 shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

8.7 Votes of Primary Preferred Investors. For the purpose of determining whether an action has been approved by a majority of the Primary Preferred Investor, each of ATV, Frazier, Venrock and Aisling (to the extent still deemed to be a Primary Preferred Investor) shall have one (1) vote.

8.8 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

8.9 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

8.10 Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

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The parties have executed this Agreement as of the date first written above.

COMPANY: ZELTIQ AESTHETICS, INC.
/s/ Gordie Nye
By: Gordie Nye
Title: President and Chief Executive Officer

Signature Page to the Third Amended and Restated Investor Rights Agreement

INVESTOR: AISLING CAPITAL III, LP
By:	/s/ Lloyd Appel
Name: Lloyd Appel Title: CFO
Address:
Aisling capital III, L.P. 888 Seventh Avenue, 30th Floor New York, NY 10106 Attn: Andrew Schiff Fax: (212) 651 6379
With a copy to: McDermott Will & Emery LLP 340 Madison Avenue New York, NY 10173-1922 Attn: Todd Finger Fax: (212) 547-5444

Signature Page to the Third Amended and Restated Investor Rights Agreement

INVESTOR:
VENROCK ASSOCIATES V, L.P.
By:	its General Partner, Venrock Management V, LLC
VENROCK PARTNERS V, L.P.
By:	its General Partner, Venrock Partners Management V, LLC
VENROCK ENTREPRENEURS FUND V, L.P.
By:	its General Partner, VEF Management V, LLC

By:	/s/ David L. Stepp

Name:	David L. Stepp

Title:	Authorized Signatory
Address: Venrock Associates 3340 Hillview Avenue Palo Alto, CA 94304

Signature Page to the Third Amended and Restated Investor Rights Agreement

INVESTOR: FRAZIER HEALTHCARE V, L.P.
By:	FHM V, L.P., its general partner
By:	FHM V, L.L.C., its General Partner
By:	/s/ Nathan R. Every
Nathan R. Every, General Partner
Address: Frazier Healthcare & technology Ventures 601 Union Street Suite 3200 Seattle, WA 98101

Signature Page to the Third Amended and Restated Investor Rights Agreement

INVESTOR: /s/ Robert J. Moore ROBERT J. MOORE
Address: 408 Luzon Avenue Del Mar, CA 92014

Signature Page to the Third Amended and Restated Investor Rights Agreement

INVESTOR:

ADVANCED TECHNOLOGY VENTURES VII, L.P.

By:	ATV Associates VII, LLC, its General Partner

By:	/s/ Jean M. George
Jean M. George, Managing Director

ADVANCED TECHNOLOGY VENTURES VII (B), L.P.

By:	ATV Associates VII, LLC, its General Partner

By:	/s/ Jean M. George
Jean M. George, Managing Director

ADVANCED TECHNOLOGY VENTURES VII (C), L.P.

By:	ATV Associates VII, LLC, its General Partner

By:	/s/ Jean M. George
Jean M. George, Managing Director

ATV ENTREPRENEURS VII, L.P.

By:	ATV Associates VII, LLC, its General Partner

By:	/s/ Jean M. George
Jean M. George, Managing Director

Address: Advanced Technology Ventures Bay Colony Corporate Center 100 Winter Street Suite 3700 Waltham, MA 02451-1148

Signature Page to the Third Amended and Restated Investor Rights Agreement

INVESTOR:

/s/ Roger Anderson
ROGER ANDERSON

Address: BioQuest, LLC 100 Spear Street Suite 1125 San Francisco, CA 94105-1526

Signature Page to the Third Amended and Restated Investor Rights Agreement

INVESTOR:

/s/ Craig A. Drill
CRAIG A. DRILL

Address: 150 East 81st Street New York, NY 10028

Signature Page to the Third Amended and Restated Investor Rights Agreement

INVESTOR:

/s/ Roy G. Geronemus, M.D.
ROY G. GERONEMUS, M.D.

Address: 1725 York Avenue New York, NY 10128

Signature Page to the Third Amended and Restated Investor Rights Agreement

INVESTOR:

/s/ Michael W. Hall
MICHAEL W. HALL
Address: Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025

Signature Page to the Third Amended and Restated Investor Rights Agreement

INVESTOR: VP COMPANY INVESTMENTS 2004, LLC

By:	/s/ Alan C. Mendelson
Alan C. Mendelson Member of the Management Committee

VP COMPANY INVESTMENTS 2008, LLC

By:	/s/ Alan C. Mendelson
Alan C. Mendelson Member of the Management Committee
Address: Latham & Watkins LLP 555 West Fifth Street Suite 800 Los Angeles, CA 90013-1010

Signature Page to the Third Amended and Restated Investor Rights Agreement

INVESTOR:

/s/ Keith L. Mullowney
KEITH L. MULLOWNEY
Address: 101 Lackland court Alamo, CA 94507-2808

Signature Page to the Third Amended and Restated Investor Rights Agreement

INVESTOR:

/s/ Paul T. Parker, Esq.
PAUL T. PARKER, ESQ.
Address: 6542 Monte Vista Drive NE Bainbridge Island, WA 98110

Signature Page to the Third Amended and Restated Investor Rights Agreement

Exhibit A

List of Preferred Stockholders

(Names marked with an asterisk also constitute Purchasers under the Agreement)

Name and Address

Aisling Capital III, LP*

Venrock Associates V, L.P.*

Venrock Entrepreneurs Fund V, L.P.*

Venrock Partners V, L.P.*

Frazier Healthcare V, L.P.*

Robert J. More*

Advanced Technology Venture VII, L.P.*

Advanced Technology Ventures VII (B), L.P.*

Advanced Technology Ventures VII (C), L.P.*

ATV Entrepreneurs VII, L.P.*

Todd A. Dagres

Craig A. Drill

Michael W. Hall

VP Company Investments 2004, LLC

VP Company Investments 2008, LLC

Roy G. Geronemus, M.D.

Keith L. Mullowney

Roger L. Anderson

Paul T. Parker, Esq.